Exhibit (b)(2)

EXECUTION VERSION

FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 10, 2015, is by and among (i) CITIZENS BANK, N.A. (the “Bank”), (ii) PLANET PAYMENT, INC., a Delaware corporation (“Parent”), (iii) each of the Affiliates of Parent identified on the signature pages hereof as a “Borrower” (Parent and such Affiliates are referred to hereinafter each individually as a “Borrower” and collectively, jointly and severally, as the “Borrowers”), and (iv) each of the Affiliates of Parent identified on the signature pages hereof as a “Guarantor” (collectively with the Borrowers, the ‘Loan Parties”).

RECITALS:

WHEREAS, the Loan Parties and the Bank are parties to that certain Credit and Security Agreement, dated as of June 10, 2015 (as amended, restated, amended and restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, the Bank and the Loan Parties desire to amend the Credit Agreement as provided in and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

1.                                      Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.                                      Amendments to Credit Agreement.  The Bank and the Loan Parties hereby amend the Credit Agreement as follows:

(a)                                 Section 2.5(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)                                 Borrowers may obtain Advances by giving the Bank notice, in the form of a Notice of Borrowing, executed by Parent, specifying the date, amount, and purpose thereof; provided, that prior to the delivery to the Bank of each of the items described in Section 5.22 (other than the item described in Section 5.22(g)), Borrowers may not request any Advances, and the Bank shall have no obligation to make any Advances, other than Advances to pay fees and expenses due to the Bank or any of its agents or advisors, including, without limitation, in connection with the preparation of this Agreement and the other Loan Documents.  Each Advance shall be in a minimum amount of $500,000 and shall be in additional integral multiples of $100,000.  The Notice of Borrowing shall specify whether a LIBOR Rate Loan or a Daily LIBOR Rate Loan is being requested and if a LIBOR Rate Loan is requested, the LIBOR Interest Period selected by Borrowers.  If the interest rate and/or a LIBOR Interest Period is not selected, such Advance shall be in the form of a 1-month LIBOR Rate Loan.

(b)                                 Section 5.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)                                 Furnish to the Bank within 120 days after the close of each fiscal year commencing with fiscal year 2015 annual audited financial statements for Parent and its Subsidiaries on a Consolidated basis, including (i) a balance sheet, (ii) a statement of income, (iii) a statement of cash flows, and (iv) a schedule of the asset values of each direct or indirect Subsidiary of Parent, which financial statements and schedule shall be prepared in accordance with U.S. GAAP and shall be certified without qualification (except with respect to changes in U.S. GAAP as to which Parent’s independent certified public accountants have concurred) by an independent certified public accounting firm satisfactory to the Bank; and cause the Bank to be furnished with copies of management letters issued in connection with such financial statements and a certificate signed by such accountants to the effect that to the best of their knowledge there exists no violations of any provisions of this Agreement or the happening of any Default or Event of Default hereunder.

(c)                                  Section 5.22 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.22  Post-Closing Delivery.  Furnish to the Bank each of the following items, each duly executed and in form and substance reasonably satisfactory to the Bank, within the time period described:

(a)                                 Within one day following the Closing Date, originals of each of the Loan Documents, including original stock certificates and executed stock powers for each Loan Party other than Parent;

(b)                                 Within 60 days following the Closing Date, a landlord waiver agreement with the landlords (and if applicable, sub-landlord) for each of the following locations:  (i) 670 Long Beach Blvd., Long Beach, NY 11561; (ii) One Corporate Commons, 100 West Commons Blvd., Suite 200, New Castle, DE 19720; and (iii) 100 Mansell Court East, Suite 250, Roswell, GA 30076;

(c)                                  Within 60 days following the Closing Date, a collateral access agreement with the landlord/operator of Verizon Co-Location Center, Terramark Worldwide, Inc., 401 Fieldcrest Drive, Elmsford, NY;

(d)                                 Within 60 days following the Closing Date, evidence of termination of any lien or security interest of record at the U.S. Patent and Trademark Office in favor of any Person other than the Bank, including, without limitation, any lien or security interest with respect to trademark registration no. 2698529 (IPAY) by PBT, Ltd. (Cayman Islands) in 2005 and The Bank of New York, as Agent, in 2006 and 2007,

(e)                                  Within 60 days following the Closing Date, original stock certificates and executed stock powers with respect to the Capital Securities required to be pledged to the Bank for each of Planet Payment Asia Pacific Pte Ltd, and Planet Payment.ie Limited;

(f)                                   Within 30 days following the Closing Date, English translations of the charter documents of each direct or indirect Subsidiary of Parent.

(g)                                  Within 60 days following the delivery of any asset schedule indicating that such Subsidiary has assets of at least $50,000, documents to effect a perfected pledge of the Pledged Collateral of Planet Payment do Brasil Serviços de Tecnologia de Informação Ltda.; and

(h)                                 Within 30 days following the Closing Date, a completed ANNEX A to Pledge Agreement and a completed ANNEX B to Pledge Agreement.

3.                                      Conditions Precedent.  The amendments contained in Section 2 above are subject to, and contingent upon, the Bank receiving each of the following items, each in form and substance acceptable to the Bank, unless waived in writing by the Bank in its sole and absolute determination:

(a)                                 A duly executed counterpart hereof signed by the Loan Parties;

(b)                                 The amount of the reasonable fees and out-of-pocket costs and expenses of counsel to the Bank in connection with this Amendment pursuant to Section 4 hereof and otherwise due and owing pursuant to the Credit Agreement; and

(c)                                  Such other documents, certificates, schedules, exhibits, instruments, and agreements as the Bank shall reasonably request.

4.                                      Costs, Expenses and Taxes.  Without limiting the obligation of the Loan Parties to reimburse the Bank for all reasonable costs, fees, disbursements, and expenses incurred by the Bank as specified in the Credit Agreement, as amended by this Amendment, the Loan Parties agree to pay on demand all reasonable costs, fees, disbursements, and expenses of the Bank in connection with the preparation, execution, and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank’s outside counsel and its paralegals.

5.                                      Reference to and Effect on Credit Agreement.  Except as expressly provided in this Amendment, the Credit Agreement and all of the other Loan Documents shall remain unmodified and continue in full force and effect and are hereby ratified and confirmed in all respects.  Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of:  (a) any right, power, or remedy of the Bank under or pursuant to the Credit Agreement or any of the other Loan Documents; or (b) any Default or Event of Default under or pursuant to the Credit Agreement.  The Loan Parties and the Bank hereby expressly intend that this Amendment shall not in any manner (x) except as expressly provided in this Amendment, constitute the refinancing, refunding, payment, or extinguishment of the Obligations evidenced by the Credit Agreement and the Loan Documents, (y) be deemed to evidence a novation of the outstanding balance of the Obligations, or (z) replace, impair, or extinguish in any way the creation, attachment, perfection, or priority of the Liens in and on the Collateral granted in favor of the Bank pursuant to the Credit Agreement and the other Loan Documents.

6.                                      Representations and Warranties.

(a)                                 Each of the Loan Parties represents and warrants to the Bank, which representations and warranties shall survive the execution and delivery of this Amendment, that on and as of the date hereof and after giving effect to this Amendment:  (i) each Loan Party has the power and authority under the law of its state or organization and under its certificate of incorporation, by-laws, certificate of formation or operating agreement, as applicable, to execute, deliver, and perform this Amendment, and all actions (corporate or otherwise) necessary or appropriate for each Loan Party’s execution and performance of this Amendment have been taken, and, upon its execution, the same will constitute the valid and binding obligations of each Loan Party, enforceable in accordance with their terms; (ii) this Amendment (and the Credit Agreement as amended by this Amendment) is the legal, valid, and binding obligation of the Loan Parties and is enforceable against each Loan Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditor’s rights and remedies generally; (iii) the representations and warranties of each Loan Party set forth in the Credit Agreement and in the other Loan Documents to which it is a party are true, correct, and complete in all material respects (without duplication of any materiality or Material Adverse Effect qualifier, if and as applicable) on and as of the date hereof; (except to the extent made as of a certain date, in which case they are true, correct and complete in all material respects as of such date); and (iv) no Default or Event of Default has occurred and is continuing.

(b)                                 Each Loan Party acknowledges and agrees that the Bank is specifically relying upon the representations, warranties, and agreements contained in this Amendment and that such representations, warranties, and agreements constitute a material inducement to the Bank in entering into this Amendment.

7.                                      Reaffirmation of Security.  Each Loan Party ratifies and reaffirms each of the grants of Liens to the Bank in and on the Collateral as security for the Obligations, and each Loan Party acknowledges and confirms that the grants of the Liens to the Bank on the Collateral:  (i) represent continuing Liens in and on all of the Collateral; (ii) secure in favor of the Bank all of the Obligations; and (iii) represent valid and first priority perfected Liens in and on all of the Collateral except solely to the extent of Permitted Liens (if any).  Each Loan Party acknowledges and agrees that pursuant to the Credit Agreement and the Loan Documents, the Bank holds first priority, perfected security interests in, and Liens upon all of the Collateral of the Loan Parties wherever located, now owned or hereafter acquired or arising (subject solely to Permitted Liens, if any).

8.                                      Reaffirmation of Guaranty.  Each Guarantor hereby (a) confirms and agrees with the Bank that the Guaranty dated as of June 10, 2015, made in favor of the Bank (as the same may be amended or modified from time to time, “Guaranty”), remains in full force and effect and is hereby ratified and confirmed in all respects, including with regard to this Amendment, and all of each Guarantor’s liabilities and obligations under and pursuant to the Guaranty, as modified by this Amendment, are and shall be valid and enforceable and shall not be impaired or limited in any way by the execution, delivery, or effectiveness of this Amendment, (b) agrees and acknowledges that such ratification and confirmation is not a condition to the continued effectiveness of this Amendment or the Guaranty, and (c) agrees that neither such ratification and confirmation, nor the solicitation of such ratification and confirmation by the Bank, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or confirmation from the undersigned with respect to subsequent amendments or modifications, if any, to the Credit Agreement, as amended by this Amendment, or any other Loan Document.

9.                                      Release.  In further consideration of the Bank’s execution of this Amendment, each Loan Party (on behalf of itself and its subsidiaries, Affiliates, successors, and assigns) hereby forever irrevocably and unconditionally:  (a) waives any defense, right of set-off or claim against the Bank and its successors, assigns, affiliates, officers, employees, directors, shareholders, agents, and attorneys (collectively, the “Released Parties”) as of the date hereof with respect to the Credit Agreement and the Loan Documents; and (b) remises, releases, acquits, satisfies, and discharges the Released Parties from any and all claims, demands, disputes, damages, suits, controversies, penalties, fees, losses, costs, expenses, reasonable attorneys’ fees, actions and causes of action (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Loan Parties ever had, now has, or may have against or seek from any or all of the Released Parties arising from, relating to or in connection with any actions, omissions, conditions, events, or any other circumstances whatsoever on or prior to the date hereof, including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement, the transactions relating thereto, and any Loan Documents, other than for the Bank’s gross negligence or willful misconduct as finally determined in a non-appealable order of a court of competent jurisdiction.  Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  To the furthest extent permitted by law, each Loan Party hereby knowingly, voluntarily, intentionally, and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against any of the Released Parties under any law, rule, or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which the Loan Parties or any Released Party does not know or suspect to exist as of the date hereof.  Each Loan Party hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Amendment.

10.                               No Waiver.  The term “Loan Documents” as defined in Section 1.1 of the Credit Agreement shall include (in addition to the Loan Documents described in the Credit Agreement) this Amendment.  The Bank’s failure, at any time or times hereafter, to require strict performance by the Loan Parties of any provision or term of the Credit Agreement, this Amendment, or the other Loan Documents shall not waive, affect, or diminish any right of the

Bank thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by the Bank of a breach of this Amendment or any Event of Default under the Credit Agreement shall not suspend, waive, or affect any other breach of this Amendment or any other Event of Default under the Credit Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  The Bank’s execution and delivery of this Amendment does not establish a course of dealing between the Bank and the Loan Parties, or any other obligor or in any other way obligate the Bank to hereafter provide any waiver, modification, or amendment with respect to the Credit Agreement or any other Loan Document.  The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed:  (a) to be a consent to a modification, amendment or waiver of any other term or condition of the Credit Agreement or of any other Loan Documents; or (b) to prejudice any right or remedy that the Bank may now have under or in connection with the Credit Agreement or any of the other Loan Documents.

11.                               Miscellaneous.  Titles and headings herein are solely for the convenience of the parties and are without substantive legal meaning.  This Amendment may only be amended or modified by a writing signed by the Bank and the Loan Parties.  This Amendment, together with the Credit Agreement and the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all previous understandings, written or oral, in respect of this Amendment.  The Loan Parties shall, at their own cost and expense, cause to be promptly and duly taken, executed, acknowledged, and delivered all such further acts, certificates, instruments, reaffirmations, amendments, documents, and assurances as may from time to time be necessary or as the Bank may from time to time reasonably request in order to more fully carry out the intent and purposes of this Amendment.

12.                               Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, the Loan Parties may not assign any of their respective rights or obligations under this Amendment without the prior written consent of the Bank.

13.                               Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

14.                               Counterparts; Facsimile.  This Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.  A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

15.                               Governing Law.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed as to their validity, interpretation, and effect by the laws of the State of Delaware without regard to the conflicts of laws provisions contained therein

16.                               JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK’S ENTERING INTO THIS AMENDMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Credit and Security Agreement as of the day and year first above written.

ATTEST:	PLANET PAYMENT, INC.,
a Delaware corporation, as Parent

/s/ Duncan Fraser III	By:	/s/ Carl J. Williams	(SEAL)
Name:		Name:	Carl J. Williams
(Assistant) Secretary		Title:	CEO

/s/ Duncan Fraser III	By:	/s/ Robert J. Cox	(SEAL)
Name:		Name:	Robert J. Cox
(Assistant) Secretary		Title:	CFO and COO

ATTEST:	PLANET PAYMENT PROCESSING
SERVICES, INC.,
a Delaware corporation, as a Borrower

/s/ Duncan Fraser III	By:	/s/ Carl J. Williams	(SEAL)
Name:		Name:	Carl J. Williams
(Assistant) Secretary		Title:	CEO

/s/ Duncan Fraser III	By:	/s/ Robert J. Cox	(SEAL)
Name:		Name:	Robert J. Cox
(Assistant) Secretary		Title:	CFO and COO

ATTEST:	PLANET GROUP, INC.,
a Delaware corporation, as a Borrower

/s/ Duncan Fraser III	By:	/s/ Carl J. Williams	(SEAL)
Name:		Name:	Carl J. Williams
(Assistant) Secretary		Title:	CEO

/s/ Duncan Fraser III	By:	/s/ Robert J. Cox	(SEAL)
Name:		Name:	Robert J. Cox
(Assistant) Secretary		Title:	CFO and COO

First Amendment to Credit and Security Agreement

ATTEST:	PLANET TECHNOLOGY SERVICES, LLC,
a Delaware limited liability company, as a
Guarantor

/s/ Duncan Fraser III	By:	/s/ Carl J. Williams	(SEAL)
Name:		Name:	Carl J. Williams
(Assistant) Secretary		Title:	CEO

/s/ Duncan Fraser III	By:	/s/ Robert J. Cox	(SEAL)
Name:		Name:	Robert J. Cox
(Assistant) Secretary		Title:	CFO and COO

ATTEST:	PLANET PAYMENT SOLUTIONS, LLC,
a Delaware limited liability company, as a
Guarantor

/s/ Duncan Fraser III	By:	/s/ Carl J. Williams	(SEAL)
Name:		Name:	Carl J. Williams
(Assistant) Secretary		Title:	CEO

/s/ Duncan Fraser III	By:	/s/ Robert J. Cox	(SEAL)
Name:		Name:	Robert J. Cox
(Assistant) Secretary		Title:	CFO and COO

First Amendment to Credit and Security Agreement

WITNESS:	CITIZENS BANK, N.A.

/s/ Edwin Winslow	By:	/s/ Benjamin B. Rogers	(SEAL)
Benjamin B. Rogers
Vice President

First Amendment to Credit and Security Agreement